                                                                 EXHIBIT 1



                        DIRECTORS AND EXECUTIVES OFFICERS
                                       OF
                                 BOOMTOWN, INC.


     All persons listed below are citizens of the United States of America.


                                                 DIRECTORS

NAME AND RESIDENCE OR BUSINESS ADDRESS                  PRESENT PRINCIPAL OCCUPATION
- --------------------------------------                  ----------------------------
Timothy J. Parrott*                          Chief Executive Officer and Chairman of the Board,
  Boomtown, Inc.                             Boomtown, Inc.
  Boomtown Hotel & Casino
  Interstate 80/Garson Road
  P.O. Box 399
  Verdi, Nevada 89439

Phil Bryan*                                  President and Chief Operating Officer,
  Boomtown, Inc.                             Boomtown, Inc.
  Boomtown Hotel & Casino
  Interstate 80/Garson Road
  P.O. Box 399
  Verdi, Nevada 89439

Robert F. List*                              Senior Vice President and Corporate Counsel,
  Boomtown, Inc.                             Boomtown, Inc.
  Boomtown Hotel & Casino
  Interstate 80/Garson Road
  P.O. Box 399
  Verdi, Nevada 89439

Richard Goeglein                             Private Investor
  45 Vineyard View Drive
  Napa, CA  94558

Edward P. Roski, Jr.                         President, Majestic Realty Co.
  Majestic Realty Co.
  13191 Crossroads Parkway North
  6th Floor
  City of Industry, CA  91746-3497

Peter Harris                                 Chief Executive Officer, Expressly Portraits, Inc.
  Expressly Portraits, Inc.
  1157 Triton Drive
  Suite B
  Foster City, CA 94404

Delbert W. Yocam                             Independent Consultant
  1264 North Shore Road
  Lake Oswego, OR  97034

              * Also an Executive Officer of Boomtown, Inc.

                              OTHER EXECUTIVE OFFICERS

NAME AND RESIDENCE OR BUSINESS ADDRESS          PRESENT PRINCIPAL OCCUPATION
- --------------------------------------          ----------------------------
James W. Middagh                             Senior Vice President,
  Boomtown, Inc.                             Operations, Boomtown, Inc.
  Boomtown Hotel & Casino
  Interstate 80/Garson Road
  P.O. Box 399
  Verdi, Nevada 89439

Mary J. Shick                                Senior Vice President,
  Boomtown, Inc.                             Marketing, Boomtown, Inc.
  Boomtown Hotel & Casino
  Interstate 80/Garson Road
  P.O. Box 399
  Verdi, Nevada 89439

Donald E. Dixon                              Vice President, Human Resources,
  Boomtown, Inc.                             Boomtown, Inc.
  Boomtown Hotel & Casino
  Interstate 80/Garson Road
  P.O. Box 399
  Verdi, Nevada 89439

Jerald R. Day                                Vice President, Gaming,
  Boomtown, Inc.                             Boomtown, Inc.
  Boomtown Hotel & Casino
  Interstate 80/Garson Road
  P.O. Box 399
  Verdi, Nevada 89439